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EXHIBIT 10.6


                          AGREEMENT Ingen Technologies, Inc. and Elizabeth Waldl

INGEN
TECHNOLOGIES, INC.
285 E. County Line Road, Calimesa California 92320
(800) 259-9622   FAX: (800) 777-1186


                              CONTRACTING AGREEMENT

This Agreement made effective as of this 15TH DAY OF OCTOBER, 2005, by and between Elizabeth S. Wald, an individual, further referred to as the ("Contractor"), whose principal address is 12437 Cardiff Drive, Tampa, Florida 33625; and INGEN TECHNOLOGIES, INC., A Nevada Corporation, further referred to as the ("Company"), whose principal address is 285 E. County Line Road, Calimesa, California 92320, and is made with reference to the following.

                                    RECITALS

A. The Company is a Medical Device Manufacturer, and in the business of providing medical products and services on a Global basis. Said products and services are inclusive of, but not limited to, vestibular function testing and balance testing.

B. The Company desires to engage the services of the Contractor provide telephone answering services from 8:30AM EST to 5:00PM PST. The Company will use the Contractor as its' exclusive agent to provide those services described in Schedule-A.

C. The Contractor has the expertise, knowledge and resources for development and implementation of the services described in Schedule-A.

D. The Company will provide the toll-free telephone number, and liability for all charges accordingly for telephone services.

E. The Company desires to utilize the Contractor's expertise, knowledge and other resources for providing a telephone answering service as described in the above Recitals, and as such, the Contractor desires to provide the telephone answering services for the Company as described in Schedule-A.



NOW, THEREFORE, the Parties mutually agree as follows:

1. In consideration of the Contractor furnishing the expertise, knowledge and other resources in providing said services and market assistance as set forth in the above Recitals hereof, the Company agrees to issue 300,000 Shares of restricted public common stock, under SEC Rule-144, in addition the Company will pay a monthly fee of fifteen hundred dollars ($1,500.00) for the services described above and in Schedule-A. Said monthly service fee will be paid on the 1st and 15th of each month, whereas on the 1st of each month the Contractor will be paid $750.00, and again on the 15th of the same month.


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                          AGREEMENT Ingen Technologies, Inc. and Elizabeth Waldl


2. Any other products and services offered by the Company are not a part of this Agreement and may not be sold and/or marketed by the Contractor without the written permission or authorization from the Company.

3. As a part of the services specified herein, the Contractor accepts the above considerations and understands his/her rights to provide his/her "best efforts" to deliver those services as described in Schedule-A.

4. The Contractor is only responsible to provide the telephone answering services. The Company is responsible to provide costs for installation, technical support and monthly telephone charges.

5. Except for the amounts paid to the Contractor as stated in paragraph-1 and within the Recitals herein, the Contractor shall not be entitled to other payment and/or reimbursement for expenses incurred pursuant to this Agreement. All costs and expenses incurred by the Contractor in rendering said services shall be reimbursed or advanced by the Company only upon written authorization to the Contractor by the Company

6. The Company agrees to provide full and proper assistance to the Contractor inclusive of administrative support, technical support, and professional support on a best efforts basis and within regulatory guidelines and laws set forth for providing said services and without penalty to the Contractor.

7. The Contractor agrees to provide the Company with proper tax documentation and identification upon the signing of this Agreement in accordance to State and Federal tax laws.

8. The relationship between both parties created by this Agreement is that of principal ("the Company") and Outside Contractor ("the Contractor") in that the time spent and the professional manner in which the services are performed shall solely be the responsibility of the Contractor. However, the Contractor agrees to use their best and most diligent efforts, within all laws, to provide the resources and expertise under the terms and conditions setforth herein.

9. During the term of this Agreement the Contractor has the right to promote services, either directly and/or indirectly, to any entity that has a similar products as provided by the Company for the duration of this Agreement.

10. In consideration of the importance of confidentiality, non-disclosure and trade secrets, the Contractor acknowledges that during the course of this Agreement between the Company and the Contractor, the Contractor has had access to and will continue to have access to various confidential information and trade secrets consisting of compilations of information, records, specifications and trade lists, which are owned by the Company and which are regularly used in the operation of the Company's business. The Contractor specifically agrees to NOT distribute the product pricing of the Company, nor use the brand name on any of their pricing to their clients. Further, the Contractor will agree to keep confidential all material related to or made a part of this Agreement from any client, employee, associate and/or the like.


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                          AGREEMENT Ingen Technologies, Inc. and Elizabeth Waldl


     In consideration of continued engagement through this Agreement during the period of the Agreement by the Company, the Contractor shall not disclose any of the aforesaid confidential information or trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the Contractor's engagement with the Company, but does not include information already within the public domain at the time the information is acquired by the Contractor, or information that subsequently becomes public through no act or omission of the Contractor.

     In further consideration of continued engagement and during the period of the Agreement, all files, records, documents, drawings, specifications, equipment and similar items relating to the business of the Company, whether prepared by the Contractors or otherwise, coming into the Contractor's possession shall remain the exclusive property of the Company and shall not be removed from the Company's premises under any circumstances whatsoever without prior written consent of the Company.

11. This Agreement shall continue in effect for a period of two years (2-yrs), and may be continued thereafter only by the express mutual agreement of both parties. This agreement may be terminated at any time with a thirty day written notice by either party.

12. This document contains the entire Agreement of the parties relating to this Agreement and correctly sets forth the rights, duties and obligations of all parties hereto. Any prior agreements, promises, negotiations and/or representations not expressly set forth in this Agreement is of no force and effect.

13. No waiver of any term or condition of this Agreement shall be deemed or construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

14. No amendment or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Unless otherwise specifically set forth under a particular provision, any amendment or modification shall require the overall consent of both parties.


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                          AGREEMENT Ingen Technologies, Inc. and Elizabeth Waldl


15. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is a conflict between any provision of this Agreement and any statute, law, ordinance, rule, order or regulation, the later shall prevail, but in such event any such provision of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

16. This Agreement, and all rights and obligations contained herein shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors, legal and personal representatives, successors and assigns. It is also specifically agreed and understood that this Agreement shall be binding upon any successor-in-interest to the Company by way of merger, consolidation or otherwise.

17. Any controversy arising out of or in connection with this Agreement, or any amendment thereof, shall be determined and settled by arbitration in accordance with the rules of the American Arbitration Association. The venue for such arbitration shall be exclusively San Bernardino County, the State of California, and any award rendered shall be final and binding on each and all of the parties thereto and their successor-in-interest, and judgment may be entered thereon in any court having jurisdiction thereon. In any such proceeding, the Arbitrator shall be and hereby is empowered to render an award directing specific performance. Each individual party shall take responsibility for obligations pertaining to costs associated with their own legal representation.

18. All notices among the parties hereto shall be in writing and shall be deemed duly served when personally delivered to another party or, in lieu of such personal service, when deposited in the United States mail, certified and return receipt requested, with first class postage prepaid thereon, addressed as set forth above, or in such other place as may be specified in any written notice given pursuant to this paragraph as the address for service of notice. All notices shall be delivered to the parties addresses as witnessed below.


                Company:          Scott Sand, CEO & Chairman
                                  Ingen Technologies, Inc.
                                  285 E. County Line Rd.
                                  Calimesa, CA 92320
                                  (800) 259-9622
                                  Tax ID No. 88-0429044

                Contractor:       Elizabeth S. Wald
                                  12437 Cardiff Drive
                                  Tampa, Florida 33625

19. This Agreement shall be governed and construed in accordance with laws of the State of California.


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                          AGREEMENT Ingen Technologies, Inc. and Elizabeth Waldl


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement setforth herein.



     The Contractor:

                     ---------------------------------      ----------------
                     Elizabeth S. Wald , Individual              Date




     The Company:
                     /s/ Scott Sand                         October 12, 2005
                     ---------------------------------      ----------------
                     Scott Sand, CEO                             Date


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                          AGREEMENT Ingen Technologies, Inc. and Elizabeth Waldl


                                   SCHEDULE-A

CONTRACTOR RESPONSIBILITIES: TO ANSWER ALL INCOMING CALLS FROM 800-259-9622. THIS IS OUR SALES NUMBER FOR CUSTOMERS WHO HAVE PURCHASED EQUIPMENT. ALL CALLS SHOULD BE DEFERRED AS FOLLOWS:

     1. ANY CUSTOMER CALLING ABOUT SECURE BALANCE SHOULD BE REFERRED TO GREGG WEDELL AS FOLLOWS:

     SECURE BALANCE NATIONAL SALES OFFICE
     1639 Embassy Dr., Unit-102
     West Palm Beach, FL 33401
     Toll-Free: (877) 330-3070
     Fax: (561)-640-6918
     Gpw1@adelphia.net

     2. ANY CALLS REGARDING INVESTOR RELATIONS AND PURE PRODUCE SHOULD BE REFERRED TO CHRIS WIRTH AS FOLLOWS: ADMINISTRATIVE OFFICE

     35193 Avenue "A", Suite-C
     Yucaipa, California 92399
     Phone: (909) 790-7180
     Fax: (909) 790-7185
     Cell: 909-835-5700
     Chris@Ingen-Tech.com

     3.   ALL OTHER CALLS SHOULD BE SENT TO SCOTT SAND AT 951-675-3266.

     ANY PERSONAL CALLS SHOULD BE KEPT CONFIDENTIAL AND EMAILED TO THE APPROPRIATE PERSON. DO NOT FAX, LEAVE A VOICE MESSAGE OR USE ANY THRID PARTY PERSON TO PASS ON A PERSONAL CALL. PLEASE USE EMAIL.


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